UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2004

ALLTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Allied Drive, Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (501) 905-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 11.    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On April 21, 2004, ALLTEL Corporation ("ALLTEL") received notice of a blackout period to be imposed under the ALLTEL Corporation 401(k) Plan (the "401k Plan") as a result of changes being made to the administrative system and investment options available under the 401k Plan. The notice was sent by the 401k Plan administrator as required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974.

The blackout period will commence at 3:00 p.m., Central time, on May 28, 2004, and is expected to run through 11:59 p.m., Central time, on June 9, 2004. During the blackout period, 401k Plan participants will not be able to redirect investment allocations with respect to existing account balances or future contributions, change salary deferral savings rates, or request loans, hardship withdrawals or distributions. The blackout period applies to ALLTEL common stock, par value $1.00 per share.

In accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission thereunder, ALLTEL notified its executive officers and the members of its Board of Directors of the impending blackout on April 23, 2004. For questions regarding the blackout period, contact Francis X. Frantz or Holly L. Larkin, ALLTEL Corporation, One Allied Drive, Little Rock, Arkansas 72202, (501) 905-8000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLTEL CORPORATION
(Registrant)

By: /s/ Jeffery R. Gardner
Jeffery R. Gardner
Executive Vice President - Chief Financial Officer
(Principal Financial Officer)
April 23, 2004

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